                                As filed with the Securities and Exchange Commission on July 23, 2003
                                                                                                            Registration No. 333- _____
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                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549

                                                               FORM S-8
                                        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                      American Safety Insurance Holdings, Ltd.
                                 (Exact name of issuer as specified in its charter)

                          Bermuda                                                Not applicable
              (State or other jurisdiction of                                   (I.R.S. Employer
              incorporation or organization)                                  Identification No.)

                     44 Church Street
                  Hamilton HM HX, Bermuda
         (Address of principal executive offices)

                                                   1998 Incentive Stock Option Plan
                                              1997 Non-Incentive Stock Option Agreement
                                                        (Full title of the Plans)

                                                           Fred J. Pinckney
                                               American Safety Insurance Services, Inc.
                                                           1845 The Exchange
                                                        Atlanta, Georgia 30339
                                                            (770) 485-4346
                            (Name, address and telephone number, including area code, of agent for service)

                    The Commission is requested to mail signed copies of all orders, notices and communications to:

                                                      W. Brinkley Dickerson, Jr.
                                                         Troutman Sanders LLP
                                                   600 Peachtree Street, Suite 5200
                                                      Atlanta, Georgia 30308-2216
                                                            (404) 885-3000

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                                       CALCULATION OF REGISTRATION FEE
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                                                                               Proposed
      Title of each class of         Amount to be     Proposed maximum    maximum aggregate      Amount of
    securities to be registered      registered(1)   offering price per   offering price(2)  registration fee
                                                          share(2)
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Common Shares, par value $0.01      1,565,500 shares       $10.70            $16,750,850        $1,355.15
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  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the 1998 Incentive Stock Option Plan.
  Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 (h)(1) under the Securities Act, based on the average of the high and low prices per share reported on the New York Stock Exchange on July 16, 2003.

Part I - Information Required in the Section 10(a) Prospectus

        The documents constituting Part I of this registration statement have been or will be sent or given to participants in the 1998 Incentive Stock Option Plan and the participant in the 1997 Non-Incentive Stock Option Agreement (collectively the “Plan”) as specified by Rule 428 (b)(1) under the Securities Act. These documents and the documents incorporated by reference into this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

        Upon written or oral request, American Safety Insurance Holdings, Ltd. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to Fred J. Pinckney, Secretary and General Counsel, American Safety Insurance Services, Inc., 1845 The Exchange, Atlanta, Georgia 30339, telephone number (770) 485-4346.

Part II - Information Required in the Registration Statement

Item 3.         Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates of filing:

         (a)      the Company's Annual Report on Form 10-K for the period ending December 31, 2002, filed April 15, 2003;

         (b)      the Company's Quarterly Report on Form 10-Q for the period ending March 31, 2003, filed May 14, 2003;

         (c)      the Company's Current Report on Form 8-K, filed June 5, 2003;

         (d)      the Company's Current Report on Form 8-K, filed June 30, 2003;

         (e)      the Company's Current Report on Form 8-K, filed July 7, 2003; and

         (f)      the description of the Company's Common Shares, par value $0.01,  contained in the Company's  Registration
                  Statement on Form S-1, as filed on December 19, 1997, including any amendments or reports filed for the purpose of updating such descriptions.

        All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.        Description of Securities.

                   Not applicable.

Item 5.         Interests of Named Experts and Counsel.

                   Not applicable.

Item 6.        Indemnification of Directors and Officers.

        Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

        The Company has adopted provisions in its Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. The Company has also adopted provisions in its Bye-Laws that provide that each shareholder of the Company and the Company itself agrees to waive any claim or right of action he or it might have, whether individually or by or in the right of the Company, against any director on action of any action taken by such director, or the failure of such director to take any action, in the performance of his duties, or supposed duties, with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director.

        The Company has directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities.

Item 7.        Exemption from Registration Claimed.

                   Not applicable.

Item 8.        Exhibits.

         (A)      The following exhibits are filed as part of this registration statement:

                Exhibit
                Number               Description

                   5.1              Opinion of Conyers, Dill & Pearman

                  10.1              1998 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.2 to
                                    Amendment No. 1 to the Registration Statement on Form S-1 of registrant as filed with the Securities and Exchange Commission on January 27, 1998)

                  10.2              First Amendment to Incentive Stock Option Plan (incorporated by reference to Exhibit
                                    10.4(b) to Amendment 1 to the Registration Statement on Form S-1 of registrant as filed with the Securities and Exchange Commission on November 5, 2002).

                 *10.3              1997 Non-Incentive Stock Option Agreement

                 *23.1              Consent of KPMG LLP, independent auditors

                 *23.2              Consent of Conyers, Dill & Pearman, (included in Exhibit 5.1)

                 *24.1              Power of Attorney (included in the signature page of this registration statement)

       *filed herewith

Item 9.        Undertakings.

        (a)         Rule 415 offerings. The undersigned registrant hereby undertakes:

                 (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)  To  reflect  in the  prospectus  any  facts  or  events  arising  after  the  effective  date  of the registration statement (or the most recent post-effective amendment thereof) which,  individually or in the aggregate,  represent a fundamental  change in the  information  set forth in the  registration  statement.
                    Notwithstanding  the  foregoing,  any  increase or decrease in volume of  securities  offered (if the total dollar value of securities  offered would not exceed that which was  registered) and any deviation from the low or high end of the estimated  maximum  offering range may be reflected in the form of prospectus  filed with the  Securities  and  Exchange  Commission  (the  "Commission")  pursuant  to Rule  424(b)  if, in the aggregate,  the  changes  in volume  and price  represent  no more than 20  percent  change in the  maximum aggregate  offering  price  set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration statement;

              (iii) To  include  any  material  information  with  respect  to the plan of  distribution  not  previously disclosed in the  registration  statement or any material  change to such  information in the  registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

         (b)        Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)        Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 23rd day of July, 2003.

                                  American Safety Insurance Holdings, Ltd.

                                  By:   /s/ Stephen R. Crim
                                           Stephen R. Crim
                                           President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Crim and Fred J. Pinckney and each of them, such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 23rd day of July, 2003.

                        Signature                                  Title

 /s/ Stephen R. Crim                                      President, Chief Executive Officer (Principal Executive
Stephen R. Crim                                           Officer) and Director

 /s/ Steven B. Mathis                                     Chief Financial Officer (Principal Financial and
Steven B. Mathis                                          Accounting Officer)

 /s/ Cody W. Birdwell                                     Director
Cody W. Birdwell

 /s/ David V. Brueggen                                    Director
David V. Brueggen

 /s/ Lawrence I. Geneen                                   Director
Lawrence I. Geneen

 /s/ William O. Mauldin, Jr.                              Director
William O. Mauldin, Jr.

 /s/ Thomas W. Mueller                                    Director
Thomas W. Mueller

 /s/ Frederick C. Treadway                                Director
Frederick C. Treadway

 /s/ Jerome D. Weaver                                     Director
Jerome D. Weaver

Exhibit Index

Exhibit
Number         (c)         Description

*5.1 Opinion of Conyers, Dill & Pearman

10.1 1998 Incentive Stock Option Plan (incorporated by reference to exhibit 10.2 to Amendment No. 1 to the Registration Statement on Form S-1 of the Registrant as filed with the Securities and Exchange Commission on January 27, 1998)

10.2 First Amendment to Incentive Stock Option Plan (incorporated by reference to Exhibit 10.4(b) to Amendment 1 to the Registration Statement on Form S-1 of registrant filed with the Securities and Exchange Commission on November 5, 2002).

*23.1 Consent of KPMG LLP, independent auditors.

*23.2 Consent of Conyers, Dill & Pearman, (included in Exhibit 5.1)

*24.1 Power of Attorney (included in the signature page of this registration statement)

*filed herewith.

1998 Incentive Stock Plan